EXHIBIT 23.1   Consent of Robert Early & Company, P.C., Accountants






             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the incorporation by reference into the Form S-8 Registration Statement No. 333-105591 regarding the amended Stock Compensation Plan of KleenAir Systems, Inc. of our report dated November 11, 2003 on our review of the September 30, 2003 quarterly financial statements which is included in the quarterly report on Form 10-QSB of KleenAir Systems, Inc. for the quarter ended September 30, 2003.



/s/ ROBERT EARLY & COMPANY, P.C.
Abilene, Texas

November 13, 2003


















                                EXHIBIT 23.1